EXHIBIT 4.1
DELAVAN BANCSHARES, INC.

2004 EXECUTIVE STOCK OPTION PLAN

I. PURPOSE

1.1    Establishment of Plan. The purpose of the Delavan Bancshares, Inc. Executive Stock Option Plan (the "Plan") is to promote the growth of Delavan Bancshares, Inc. ("Bancshares") by providing increased incentives for key employees of Bancshares and of any current or future subsidiaries. A "Subsidiary" as used herein shall mean any corporation in which Bancshares or another corporation qualifying as a Subsidiary within this definition owns 50% or more of the total combined voting power of all classes of stock. This Plan provides for the granting of incentive stock options intended to qualify as such within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

IL SHARES SUBJECT TO OPTION

2.1    Available Shares. The shares available for options under this Plan shall be 10,000 shares of Bancshares' common stock, ($1.00 par value) and may be authorized but unissued stock or stock issued and reacquired by Bancshares. Shares subject to and not issued under any option which expires, terminates, or is cancelled for any reason during the term of the Plan shall again become available for the granting of options under the Plan.

2.2    Changes in the Number of Available Shares. In the event of any recapitalization, stock split, or reverse split, combination or exchange of shares, stock dividend, merger in which Bancshares is the surviving corporation, combination or exchange of shares, or other capital change affecting the common stock of Bancshares, the Committee (defined in Section 3.1 hereof) shall make, subject to the approval of the Board of Directors of Bancshares, equitable and appropriate changes in the aggregate number and kind of shares available for options under the plan and in the number, price, and kind of shares covered by options granted or to be granted under the Plan, provided that no changes shall be made in any option which would cause such option to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.

III. ADMINISTRATION

3 .1    The Compensation Committee of the Board of Directors of Bancshares (the "Board") or such other committee appointed by the Board (the "Committee") shall administer the Plan with respect to options granted in accordance with the provisions of Section 4.1. The Committee shall consist of at least three members of the Board, and a majority of the Committee shall be "disinterested persons", as that term is defined under applicable federal law, at the time any options are granted under the Plan. The Committee shall have the power, subject always to, the express provisions of the Plan:

(a)
to determine from time to time which of the eligible persons shall be granted options under the Plan, the type of options, the time or times when, and the price per share and number of shares for which, an option or options shall be granted to such, persons;

(b)	to prescribe the other terms and provisions (which need not be identical) of each option granted under the Plan to eligible persons;

(c)
to construe and interpret the Plan and options granted under it, and to establish, amend, and revoke rules and regulations for Plan administration. The Committee, in the exercise of this power, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, in any option agreement, in the manner and to the extend it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in exercising this power shall be final and binding upon Bancshares and the optionees; and

(d)	generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of Bancshares with respect to the Plan.

IV. ELIGIBILITY FOR OPTIONS

4.1    Key full-time employees of Bancshares or any Subsidiary shall be eligible to receive options. The Committee may from time to time grant options to one or more eligible persons. The maximum number of shares for which grants may be made to any eligible employee pursuant to Delavan Bancshares, Inc.'s Executive Stock Option Plan, effective April 1, 1996, and the Plan in the aggregate shall not exceed 12,500 shares.

V. OPTION TERMS AND CONDITIONS

5.1    Option Agreements. Options granted hereunder shall be evidenced by option agreements containing such terms and conditions as the Committee shall establish from time to time consistent with the Plan. Option agreements need not be identical but each option agreement shall, as appropriate, contain language including the substance of the following provisions:

(a)
Number of Shares and Price. Each option agreement shall state the number of shares subject to the option and the option price therefor. The price for each option shall be not less than 100% of the fair market value of a share on the date such option is granted. For all purposes of the Plan, fair market value, shall be determined by the Committee in its sole judgment. Notwithstanding any other provision in this Plan, for any eligible employee who, at the time an option is granted, owns (directly and under the attributable rules of Section 425(d) of the Code) stock possessing more than 10% of the total combined voting power of Bancshares (or any parent or Subsidiary) the option price under such option shall be not less than 110% of the fair market value of the shares subject to such option and such option, by its terms, shall not be exercisable after the expiration of five years from the date such option is granted.

(b)
Vesting of Options. Options may be exercised only in accordance with the terms of each option agreement. The Committee shall determine the maximum number of shares which may be exercisable in any year. The maximum fair market value of Bancshares stock (determined at the time of grant) covered by options that first become exercisable by any optionee in any calendar year is limited to $100,000.

(c)
Term of Options and Restriction on Exercise. All rights to exercise an option shall expire ten years from the date such option is granted; provided, however that the Committee may designate an earlier expiration date for options granted to optionees.

Although Bancshares intends to exert its best efforts so that the shares purchasable upon the exercise of an option will be or exempt from the registration requirements of the Federal Securities Act of 1933 (the "Act") and any applicable state securities law at the time the option becomes exercisable, if the exercise of an option would otherwise result in the violation by Bancshares of any provision of the Act or of any state securities law, Bancshares may require that exercise be deferred until Bancshares has taken appropriate action to avoid any violation of the Act.

(d)	Non-transferability. Except as provided in Section VI hereof:

(i) all options granted pursuant to the Plan shall not be transferable except by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or by his/her guardian or legal representative; and (ii) no options or any privileges pertaining thereto or under the Plan shall be transferred, assigned, pledged, or hypothecated in any way, whether by operation of law or otherwise, nor be subject to execution, attachment, or similar process.

(e)
Method of Exercise and Payment of Purchase Price. Subject to subparagraph (c) above, an option may be exercised, as to all or part of the shares covered by the option, by the optionee by delivering to the Secretary of Bancshares at its principal business office on any business day, a written notice specifying the number of shares the optionee desires to purchase. The option price shall be paid in full in cash.

5 .2    Rights as Shareholder. An optionee shall not be deemed the holder of any shares subject to an option until such shares are fully paid and issued to the optionees after exercise of such option.

VI. TERMINATION OF EMPLOYMENT OR SERVICE

6.1    Death. In the event of the death of an optionee while in the employ of Bancshares or its Subsidiaries, the options then held by such optionee, whether or not otherwise exercisable at the time of such death, may be exercised, by the estate of the optionee or by a person who acquired the right to exercise such options by bequest or inheritance from such optionee, within one year after the date of such death, but not later than the date on which the options would otherwise expire. Any options or portions thereof not so exercised shall terminate.

6.2    Disability. If the employment of an optionee is terminated by reason of disability (as defined in Section 105(d)(4) of the Code, the options then held by such optionee may be exercised, whether or not otherwise exercisable at the time of such termination, within one year after such termination, but not later than the date on which the options would otherwise expire. Any options or portions thereof not so exercised shall terminate.

6.3    Other Termination. If the employment or service of an optionee is terminated for any reason other than such death or disability, but is not terminated for cause or by the optionee's voluntary termination, options then held by such optionee to the extent that the same are exercisable on the date of such termination shall be exercisable at any time within three months thereafter, but not later than the date on which the options would otherwise expire. Notwithstanding the foregoing, an optionee whose employment or service is terminated by retirement in accordance with Bancshares' normal retirement policies, as determined by the Committee, shall be permitted to exercise any options held by such optionee, whether or not exercisable at the time of such termination, within three months after the date of such termination, but not later than the date on which the options would otherwise expire. However, notwithstanding any other provision of the Plan, if the employment or service of an optionee is terminated for cause, as determined by the Committee or if an optionee's voluntary termination of employment with Bancshares, all options then held by such optionee shall be deemed immediately terminated and shall not be exercisable by such optionee.

6.4    Transfers and Leaves. A change in employment from Bancshares to a Subsidiary, or vice versa, shall not constitute termination of employment for purposes of the Plan. The Committee may determine that for purposes of the Plan, an optionee who is on leave of absence (but only to the extent that his/her employment is not determined to be interrupted thereby for purposes of Section 422 of the Code) will still be considered as in the continuous employment of Bancshares or a Subsidiary.

VII. CORPORATE SALE OR CHANGE OF CONTROL

7.1    Effect of Change in Control of Bancshares. Notwithstanding any of the provisions of the Plan or any option agreement evidencing options granted hereunder, upon a Change in Control of Bancshares (as defined in Section 7.2) all outstanding options shall become fully exercisable and all restrictions thereon shall terminate in order that optionees may fully realize the benefits thereunder. Further, in addition to Committee's authority set forth in Section III, the Committee, as constituted before such Change in Control, is authorized, and has sole discretion, as to any option, either at the time such option is granted hereunder or any time thereafter, to take any one or more of the following actions: (a) provide for the purchase of any such option, upon the optionee' s request, for an amount of cash equal to the difference between the exercise price and then fair market value of the Common Stock covered thereby had such option been currently exercisable; (b) make such adjustment to any such option then outstanding as the Committee deems appropriate to reflect such Change in Control; and (c) cause any such option then outstanding to be assumed, by the acquiring or surviving corporation, after such Change in Control.

7.2    Definition of Change in Control. The term "Change in Control" shall mean the occurrence, at any time during the specified term of an option granted under the Plan, of any of the following events:

(a)    Bancshares is merged or consolidated or reorganized into or with another corporation or other legal person (an "Acquiror") and as a result of such merger, consolidation or reorganization less than 50% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other person are owned in the aggregate by the stockholders of Bancshares, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than the Acquiror or any corporation or other person controlling, controlled by or under common control with the Acquiror;

(b)    Bancshares sells all or substantially all of its business and/or assets to an Acquiror, of which less than 50% of the outstanding voting securities or other capital interests are owned in the aggregate by the stockholders of Bancshares, directly or indirectly, immediately prior to such sale, other than the Acquiror or any corporation or other person controlling, controlled by or under common control with the Acquiror; or

(c)    The election to the Board, without the recommendation or approval of the incumbent Board, of the lesser of (i) three Directors or (ii) Directors constituting a majority of the number of Directors of Bancshares then in office.

VIII. MISCELLANEOUS

8.1    Term of Plan and Effective Date. Options may be granted under this Plan at any time up until the expiration often years following the effective Date of the Plan; on which date the plan shall expire, except as to notwithstanding options, which options shall remain in effect until they have been exercised or have expired. The Effective Date of the Plan shall be January 1, 2005.

8.2     No Employment or Retention Agreement Intended. The grant of an option hereunder shall not be deemed to imply the right to continued employment or retention in service in any capacity by Bancshares or a Subsidiary and shall not constitute an employment agreement of any kind.

8.3     Separate Plan. This Plan is separate and independent from any other stock option plan or similar plan of Bancshares.

8.4     Amendment or Discontinuance. The Board may amend or discontinue the Plan at any time, but may not, without the consent of the optionee to whom an option has been granted, make any alteration in an option which would adversely affect the same, or (except as provided in Section 2.2 hereof) without the approval of the shareholders of Bancshares, make any alteration which would increase the aggregate number of shares available for options under the Plan, decrease the minimum option price, extend the term of the Plan or the maximum period during which any option may be exercised, or so alter the Plan that options issued under it would fail to meet the requirements for incentive stock options under Section 422 of the Code.

8.5    Liability. No member of the Board, the Committee, the officers, or employees of Bancshares shall be personally liable for any action, omission or determination made in good faith in connection with the Plan.

8.6     Government and Other Regulations. The obligations of Bancshares to sell and deliver shares of stock under this Plan shall be subject to all applicable laws, rules, and regulations and the obtaining of all such approvals by the governmental agencies as may be deemed necessary or desirable by the Board of Directors of Bancshares, including (without limitation) the satisfaction of any applicable federal, state, and local tax withholding requirements.

8.7    Governing Law. The Plan and any option contracts extended pursuant hereto shall be interpreted and enforced in accordance with the laws of the State of Wisconsin.

DELAVAN BANCSHARES, INC.

2004 EXECUTIVE STOCK OPTION AGREEMENT

This Agreement is made this 18th day of December, 2008, by and between Delavan
Bancshares, Inc. ("Company") and Michael Murphy ("Employee").

WHEREAS, on November 15, 2004, the Board of Directors of the Company adopted and on December 13, 2004, the shareholders approved the Company Executive Stock Option Plan (the "Plan'');

WHEREAS, the Plan provides for the Board of Directors to appoint a Committee that will issue grants of stock options to key full-time employees to purchase shares of Common Stock, par value $1.00, of the Company ("Common Stock");

WHEREAS, the Committee considers Employee to be a person who is eligible for a grant of executive stock options under the Plan, and has determined that it would be in the best interests of the Company to grant the stock options as provided in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants set forth in this Agreement, for good and valuable consideration, and intending to be legally bound by this Agreement, the parties agree as follows:

1.    Grant of Option. Subject to the terms and conditions of the Plan and as set forth in this Agreement, Company, with the approval and at the direction of the Committee, hereby grants to Employee, as of the date of this Agreement, an option to purchase up to 1,000 shares of
Common Stock for an amount equal to $56.42 per share (the "Option"), subject to adjustments as provided in this Agreement. The Option is intended by the parties to be, and shall be treated as, an incentive stock option (as such term is defined under section 422 of the Internal Revenue Code).

2.     Vesting Period. Employee shall have the right and ability to exercise the Option in whole or in part, at the discretion of the Employee, at the end of three (3) years from date of issuance, said date being December 18th, 2008, until the Expiration Date as described in paragraph 3 below.

3.    Exercise Period. The Option may be exercised in whole or in part, at the discretion of Employee, for a period often (10) years commencing from the date of this Agreement, subject to the terms and limitations of the Plan and this Agreement.

4.    Method of Exercising Option. Subject to the terms and conditions of the Plan and this Agreement, the Option may be exercised by written notice delivered to the Secretary of Company at Company's principal office. Such notice shall be provided at least ten (10) days before the date of exercise; shall state the election to exercise the Option and the Number of shares with respect to which it is being exercised; shall be signed by Employee; and shall be accompanied by payment of the full Purchase Price of such shares.

The Purchase Price shall be paid to Company in cash, or its equivalent.

Company shall deliver or cause to be delivered a certificate or certificates for the shares with respect to which the Option has been exercised as soon as practicable following the exercise date. Such certificate(s) shall be registered in the name of Employee and shall be delivered as provided above to or upon the written order of Employee. The obligation of Company to deliver the Common Stock upon the exercise of the Option shall be subject to applicable federal, state and local tax withholding requirements.

5.    Changes in Stock. If there shall be any change in the stock subject to any Option, through merger in which Company is the surviving corporation, consolidation, reorganization, exchange of shares, recapitalization, stock dividend or distribution, stock split or other change in the corporate structure, Company shall make appropriate adjustments in the number and kind of shares and the price per share subject to outstanding Options, provided that no changes shall be made in any Option which would cause such Option to fail or continue to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code. The number and kind of shares and the price per share subject to the Option, after adjustment, shall be substantially equivalent to the number and price per share of Common Stock granted to Employee pursuant to this Agreement.

6.    Non-Transferability of Option. Employee shall not assign, transfer, pledge or hypothecate the Options, in whole or in part, except by will or by the laws of descent and distribution, and no Option shall be subject to execution, attachment or similar process. During the lifetime of Employee, the Option shall be exercisable only by Employee or his or her guardian or legal representative.

7.    Termination, Permanent Disability. Retirement or Death. All Options shall terminate immediately upon the termination of Employee's employment and shall not be exercisable by Employee, except if the termination is due to Employee's retirement, disability (as defined in Section 105(d)(4) of the Internal Revenue Code), death, or for any reason other than for cause as determined by the Committee or by Employee's voluntary termination. If Employee retires from employment at Company in accordance with Company's normal retirement policies, Employee must exercise his or her vested Options within three (3) months after the date of such termination. If the employment of Employee is terminated by reason of death or disability (as defined in Section 105(d)(4) of the Internal Revenue Code), Employee or Employee's legal successor must exercise his or her vested Options within one (1) year after retirement or disability. If the employment of Employee is terminated for any reason other than death or disability (as defined in Section 105(d)(4) of the Internal Revenue Code), but is not terminated for cause as determined by the Committee or by Employee's voluntary termination, Employee must exercise his or her vested Options within ninety (90) days after such termination. Notwithstanding any other provision of this Agreement, if the employment of Employee is terminated for cause as determined by the Committee or by voluntary termination by Employee, all Options then held by Employee shall be deemed terminated and shall not be exercisable by Employee. Any Options that were not vested on the date of the Employee's termination, disability, retirement or death shall immediately expire. Employee must exercise his or her vested Options within the time period set forth above or such Options shall immediately thereafter expire. Notwithstanding the time periods set forth above, all Options shall be exercised no later than the date on which the Options would otherwise expire under this Agreement. In the event of an Employee's death, the person or persons to whom a vested Option is transferred by will or the laws of descent and distribution may exercise such vested Options, subject to the terms of this Agreement and the Plan.

8.    Change in Control. For purposes of this Agreement, "Change in Control" of Company shall have the meaning as set forth in Section 7.2 of the Plan, as amended from time to time. Upon a Change in Control of Company, all outstanding Options shall become fully exercisable and all restrictions on those Options shall terminate in order that Employee may fully realize the benefits of those Options under this Agreement.

9.    No Employment or Retention Agreement Intended. The grant of the Option shall not be deemed to imply the right to continued employment or retention in service in any capacity by Company or a subsidiary of Company and shall not constitute an employment agreement of any kind.

10.    Government and Other Regulations. The obligation of Company to sell and deliver shares of Common Stock under this Agreement shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary by Company, including (without limitation) the satisfaction of all applicable federal, state and local tax withholding requirements.

11.    Successors. This Agreement shall be binding upon and inure to the benefit of any successor of Company and any heir, personal representative or successor of Employee.

12.    Governing Law. This Agreement shall be construed in accordance with, and its interpretation shall be governed by, applicable federal law, and otherwise by the internal laws of the State of Wisconsin.

Dated: March 19, 2009

DELAVAN BANCSHARES, INC.

By:

EMPLOYEE
/s/Michael Murphy

DELAVAN BANCSHARES, INC.

Notice of Exercise of Executive Stock Option

I hereby exercise the executive stock option granted to me by Delavan Bancshares, Inc. ("Company"), pursuant to the Executive Stock Option Agreement dated December 18th, 2008, with respect to the following number of shares of Company common stock, par value $1.00 per share ("Common Stock").

Number of shares of Common Stock to be purchased	1,000
Option price per share	$56.42
Total purchase price	$56,420

A              check is enclosed payable to Company for the purchase price. Please have the certificate or certificates representing the purchased shares registered in the following names or names-                                    and sent to                                             .

Dated:

Signature:

DELAVAN BANCSHARES, INC.

2004 EXECUTIVE STOCK OPTION AGREEMENT

This Agreement is made this 16th day of July 2009, by and between Delavan Bancshares, Inc. ("Company'') and Michael Murphy ("Employee").

WHEREAS, on November 15, 2004, the Board of Directors of the Company adopted and on December 13, 2004, the shareholders approved the Company Executive Stock Option Plan (the "Plan");

WHEREAS, the Plan provides for the Board of Directors to appoint a Committee that will issue grants of stock options to key full-time employees to purchase shares of Common Stock, par value $1.00, of the Company ("Common Stock");

WHEREAS, the Committee considers Employee to be a person who is eligible for a grant of executive stock options under the Plan, and has determined that it would be in the best interests of the Company to grant the stock options as provided in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants set forth in this Agreement, for good and valuable consideration, and intending to be legally bound by this Agreement, the parties agree as follows:

1.    Grant of Option. Subject to the terms and conditions of the Plan and as set forth in this Agreement, Company, with the approval and at the direction of the Committee, hereby grants to Employee, as of the date of this Agreement, an option to purchase up to 3,250 shares of Common Stock for an amount equal to $53.73 per share (the "Option''), subject to adjustments as provided in this Agreement. The Option is intended by the parties to be, and shall be treated as, an incentive stock option (as such term is defined under section 422 of the Internal Revenue Code).

2.    Vesting Period. Employee shall have the right and ability to exercise the Option in whole or in part, in such a manner that each year the maximum number of options shall vest so that such options maintain their intended classifications as incentive stock options under Section 422 of the Code.

3.    Exercise Period. The Option may be exercised in whole or in part, at the discretion of Employee, for a period often (10) years commencing from the date of this Agreement, subject to the terms and limitations of the Plan and this Agreement.

4.    Method of Exercising Option. Subject to the terms and conditions of the Plan and this Agreement, the Option may be exercised by written notice delivered to the Secretary of Company at Company's principal office. Such notice shall be provided at least ten (10) days before the date of exercise; shall state the election to exercise the Option and the Number of shares with respect to which it is being exercised; shall be signed by Employee; and shall be accompanied by payment of the full Purchase Price of such shares.

The Purchase Price shall be paid to Company in cash, or its equivalent.

Company shall deliver or cause to be delivered a certificate or certificates for the shares with respect to which the Option has been exercised as soon as practicable following the exercise date. Such certificate(s) shall be registered in the name of Employee and shall be delivered as provided above to or upon the written order of Employee. The obligation of Company to deliver the Common Stock upon the exercise of the Option shall be subject to applicable federal, state and local tax withholding requirements.

5.    Changes in Stock. If there shall be any change in the stock subject to any Option, through merger in which Company is the surviving corporation, consolidation, reorganization, exchange of shares, recapitalization, stock dividend or distribution, stock split or other change in the corporate structure, Company shall make appropriate adjustments in the number and kind of shares and the price per share subject to outstanding Options, provided that no changes shall be made in any Option which would cause such Option to fail or continue to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code. The number and kind of shares and the price per share subject to the Option, after adjustment, shall be substantially equivalent to the number and price per share of Common Stock granted to Employee pursuant to this Agreement.

6.    Non-Transferability of Option. Employee shall not assign, transfer, pledge or hypothecate the Options, in whole or in part, except by will or by the laws of descent and distribution, and no Option shall be subject to execution, attachment or similar process. During the lifetime of Employee, the Option shall be exercisable only by Employee or his or her guardian or legal representative.

7.    Termination, Permanent Disability, Retirement or Death. All Options shall terminate immediately upon the termination of Employee's employment and shall not be exercisable by Employee, except if the termination is due to Employee's retirement, disability (as defined in Section 105(d)(4) of the Internal Revenue Code), death, or for any reason other than for cause as determined by the Committee or by Employee's voluntary termination. If Employee retires from employment at Company in accordance with Company's normal retirement policies, Employee must exercise his or her vested Options within three (3) months after the date of such termination. If the employment of Employee is terminated by reason of death or disability (as defined in Section 105(d)(4) of the Internal Revenue Code), Employee or Employee's legal successor must exercise his or her vested Options within one (1) year after retirement or disability. If the employment of Employee is terminated for any reason other than death or disability (as defined in Section 105(d)(4) of the Internal Revenue Code), but is not terminated for cause as determined by the Committee or by Employee's voluntary termination, Employee must exercise his or her vested Options within ninety (90) days after such termination. Notwithstanding any other provision of this Agreement, if the employment of Employee is terminated for cause as determined by the Committee or by voluntary termination by Employee, all Options then held by Employee shall be deemed terminated and shall not be exercisable by

Employee. Any Options that were not vested on the date of the Employee's termination, disability, retirement or death shall immediately expire. Employee must exercise his or her vested Options within the time period set forth above or such Options shall immediately thereafter expire. Notwithstanding the time periods set forth above, all Options shall be exercised no later than the date on which the Options would otherwise expire under this Agreement. In the event of an Employee's death, the person or persons to whom a vested Option is transferred by will or the laws of descent and distribution may exercise such vested Options, subject to the terms of this Agreement and the Plan.

8.    Change in Control. For purposes of this Agreement, "Change in Control'' of Company shall have the meaning as set forth in Section 7.2 of the Plan, as amended from time to time. Upon a Change in Control of Company, all outstanding Options shall become fully exercisable and all restrictions on those Options shall terminate in order that Employee may fully realize the benefits of those Options under this Agreement.

9.    No Employment or Retention Agreement Intended. The grant of the Option shall not be deemed to imply the right to continued employment or retention in service in any capacity by Company or a subsidiary of Company and shall not constitute an employment agreement of any kind.

10.    Government and Other Regulations. The obligation of Company to sell and deliver shares of Common Stock under this Agreement shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary by Company, including (without limitation) the satisfaction of all applicable federal, state and local tax withholding requirements.

11.    Successors. This Agreement shall be binding upon and inure to the benefit of any successor of Company and any heir, personal representative or successor of Employee.

12.    Governing Law. This Agreement shall be construed in accordance with, and its interpretation shall be governed by, applicable federal law, and otherwise by the internal laws of the State of Wisconsin.

Dated:     July 16th, 2009

DELAVAN BANCSHARES, INC.

By:

EMPLOYEE
/s/Michael Murphy

DELAVAN BANCSHARES, INC.

Notice of Exercise of Executive Stock Option

I hereby exercise the executive stock option granted to me by Delavan Bancshares, Inc. ("Company"), pursuant to the Executive Stock Option Agreement dated July 16th, 2009, with respect to the following number of shares of Company common stock, par value $1.00 per share ("Common Stock").

Number of shares of Common Stock to be purchased	3,250
Option price per share	TBD
Total purchase price	TBD

A              check is enclosed payable to Company for the purchase price. Please have the certificate or certificates representing the purchased shares registered in the following names or names-                                    and sent to                                             .

Dated:

Signature:

TERMINATION OF OPTION AGREEMENTS

This Termination of Option Agreements ("Termination") is made effective April 30, 2013 ("Termination
Effective Date"), by and between Delavan Bancshares, Inc. ("Company") and Michael Murphy ("Grantee").

RECITALS

A. On June 6, 19961 Company's Board of Directors adopted and Company's shareholders approved the
Delavan Bancshares, Inc. Executive Stock Option Plan (the "1996 Plan").

B.	On November 15, 2004, Company's Board of Directors adopted and on December 13, 2004, Company's shareholders approved the Delavan Bancshares, Inc. 2004 Executive Stock Option Plan (the "2004 Plan").

C.	Under the 1996 Plan, Grantee was granted 250 Options (as defined under that Plan) with an exercise price of $68.00 per share, on December 30, 2005 (the "2005 1996 Plan Grant")

D. Under the 2004 Plan, Grantee was granted 2,750 Options (as defined under that Plan) as follows:
750 Options with an exercise price of $68.00 per share, on December 30, 2005 (the "2005 2004 Plan
Grant"); 1,000 Options with an exercise price of $65.00 per share, on December 21, 2006 (the "2006
2004 Plan Grant"); and 1,000 Options with an exercise price of $68.44 per share, on December 20,
2007 (the "2007 2004 Plan Grant").

E.
For purposes of this Termination, the "Prior Grants" shall mean collectively the 2005 1996 Plan Grant, 2005 2004 Plan Grant, 2006 2004 Plan Grant, and 2007 2004 Plan Grant, and the "Prior Options" shall mean the options granted under the Prior Grants.

F.	Since the dates of the Prior Grants, the Company's fair market value per share has decreased to the extent that the Company is concerned that the Prior Grants no longer serve the purposes of the
1996 Plan and 2004 Plan as set forth in Section 1.1 of each, including providing increased incentives for key employees of Company.

G. Consequently, the Company wishes to terminate the Prior Grants and issue to Grantee 3,000 new Options under the 2004 Plan, in consideration of Grantee continuing in the employ of Company's subsidiary. Grantee agrees with such termination and issuance. This Termination sets forth the terms.

Therefore, for good and valuable consideration, the parties agree as follows:

1. Termination. The Prior Grants are hereby terminated, effective as of the Termination Effective Date.

2. Grant. Grantee is hereby granted options under the 2004 Plan as set forth in the Option Agreement attached as Schedule 2.

3. Recitals Incorporated. The Recitals are hereby incorporated into this Agreement.

Each party is signing this Termination as of the Termination Effective Date. Delavan Bancshares, Inc.         Grantee

By

Print Name:         Title              Michael Murphy

SCHEDULE 2

DELAVAN BANCSHARES, INC.

2004 EXECUTIVE STOCK OPTION PLAN
OPTION AGREEMENT

[ATTACHED]

DELAVAN BANCSHARES, INC.

2004 EXECUTIVE STOCK OPTION PLAN
OPTIONAGREEMENT

This Option Agreement ("Agreement") is made effective April 30, 2013 (the "Effective Date"), by and between Delavan Bancshares, Inc. ("Company") and Michael Murphy ("Employee").

RECITALS

A. On November 15, 2004, Company's Board of Directors adopted and on December 13, 2004, Company's shareholders approved the Delavan Bancshares, Inc. 2004 Executive Stock Option Plan (the "Plan").

B. The Plan provides for the Board of Directors to appoint a Committee that will issue grants of stock options to key full-time employees to purchase shares of common stock, par value $1.00, of the Company ("Common Stock").

C. The Committee has determined that as of the Effective Date, the fair market value of the
Common Stock is $38.50 per share.

D. The Committee considers Employee to be a person who is eligible for a grant of executive stock options under the Plan, and has determined that it would be in the best interests of the Company to grant the stock options as provided in this Agreement.

Therefore, in consideration of the mutual covenants set forth in this Agreement, for good and valuable consideration, and intending to be legally bound by this Agreement, the parties agree as follows:

AGREEMENT

1.     Grant of Option. Subject to the terms and conditions of the Plan and as set forth in this Agreement, Company, with the approval and at the direction of the Committee, hereby grants to Employee, as of the Effective Date, an option to purchase up to 3,000 shares of Common Stock for an amount equal to $38.50 per share (the "Option"), subject to adjustments as provided in this Agreement. The Option is intended by the parties to be, and shall be treated as, an incentive stock option (as such term is defined under Section 422 of the Internal Revenue Code of 1986 ("Code")). The Option expires on the tenth anniversary of the Effective Date (such tenth anniversary, the "Expiration Date").

2.     Vesting Period. Employee shall have the right and ability to exercise the Option in whole or in part, at the discretion of the Employee, according to the following vesting schedule:

Number of Shares	First Exercisable (Vesting Date)	Date of Expiration
2,500	Effective Date	Expiration Date
500	January 1, 2014	Expiration Date

3.     Exercise Period. The Option may be exercised in whole or in part, at the discretion of Employee, for a period of ten years commencing from the Effective Date and ending on the Expiration Date, subject to the terms and limitations of the Plan and this Agreement.

4.     Option Exercise.

a.
Method. Subject to the terms and conditions of the Plan and this Agreement, to exercise all or any part of the Option, Employee shall deliver written notice to the Secretary of Company at Company's principal office. Such notice shall:

i.	be provided at least ten days before the date of exercise;

ii.	state the election to exercise the Option and the number of shares of Common Stock with respect to which it is being exercised;

iii.	be signed by Employee; and

iv.	be accompanied by payment of the full purchase price of such shares, which is the number of shares with respect to which the Option is being exercised times $38.50 per share (the "Purchase Price").

b.	Payment. Employee shall pay the Purchase Price to Company in cash or its equivalent.

c.
Delivery of Shares. Company shall deliver or cause to be delivered a certificate or certificates for the shares of Common Stock with respect to which the Option has been exercised and the Purchase Price paid to Company as soon as practicable following the exercise ate. Such certificate(s) shall be registered in the name of Employee and shall be delivered as provided above to or upon the written order of Employee. The obligation of Company to deliver the Common Stock upon the exercise of the Option shall be subject to applicable federal, state, and local tax withholding requirements.

5.    Changes in Stock. If there is any change in the Common Stock subject to any Option, through merger in which Company is the surviving corporation, consolidation, reorganization, exchange of shares, recapitalization, stock dividend or distribution, stock split, or other change in the corporate structure, Company shall make appropriate adjustments in the number and kind of shares and the price per share subject to outstanding Options, provided that no changes shall be made in any Option which would cause such Option to fail or continue to qualify as an incentive stock option within the meaning of Code Section 422. The number and kind of shares and the price per share subject to the Option, after adjustment, shall be· substantially equivalent to the number and price per share of Common Stock granted to Employee pursuant to this Agreement.

6.    Non-Transferability of Option. Employee shall not assign, transfer, pledge, or hypothecate the Option, in whole or in part, except by will or by the laws of descent and distribution, and no Option shall be subject to execution, attachment, or similar process. During the lifetime of Employee, the Option shall be exercisable only by Employee or Employee's guardian or legal representative.

7.     Termination of Employment.

a.
    For Cause or Voluntary Termination Other Than Retirement. All Options shall terminate immediately and shall not be exercisable by Employee upon the termination of Employee's employment with Company for cause (as determined by the Committee) or by Employee's voluntary termination other than by reason of retirement in accordance with Company's normal retirement policies.

b.
Death or Disability. Upon the termination of Employee's employment with Company by reason of death or disability (as defined in Code Section 22(e)(3) or any successor section of the Code defining disability), Employee or Employee's legal successor may exercise Employee's vested Options within one year after death or disability, and any unexercised Options shall terminate and shall not be exercisable by Employee at the end of that period. In the event of an Employee's death, the person or persons to whom a vested Option is transferred by will or the laws of descent and distribution    may exercise such vested Options, subject to the terms of this Agreement and the Plan.

c.
Other Termination. Upon the termination of Employee's employment with Company for any reason other than those in subsections a and b above, Employee may exercise Employee's vested Options within three months after the date of such termination,    and any unexercised Options shall terminate and shall not be exercisable by Employee at the end of that period.

d.
Additional Provisions. Any Options not vested on the date of the Employee's termination (for any reason) shall immediately expire. Notwithstanding the time periods set forth above, no Option may be exercised after the Expiration Date.

8.     Change in Control. Upon a Change in Control of Company, all outstanding Options shall become fully exercisable and all restrictions on those Options shall terminate in order that Employee may fully realize the benefits of those Options under this Agreement. "Change in Control" of Company shall have the meaning as set forth in Section 7.2 of the Plan, as amended from time to time.

9.    No Employment or Retention Agreement Intended. The grant of the Option shall not, and shall not be deemed to, imply the right to continued employment or retention in service in any capacity by Company or a subsidiary of Company and shall not constitute an employment agreement of any kind.

10.    Government and Other Regulations. The obligation of Company to self and deliver shares of Common Stock under this Agreement shall be subject to all applicable laws, rules, and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary by Company, including (without limitation) the satisfaction of all applicable federal, state, and local tax withholding requirements.

11.    Successors. This Agreement shall be binding upon and inure to the benefit of any successor of Company and any heir, personal representative, or successor of Employee.

12.    Governing Law. This Agreement shall be construed in accordance with, and its interpretation shall be governed by, applicable federal law, and otherwise by the internal laws of the State of Wisconsin.

The parties are signing this Agreement as of the Effective Date.

DELAVAN BANKSCHARES, INC.                 EMPLOYEE
By:

Name:                             Michael Murphy

Title:

DELAVAN BANCSHARES, INC.

Notice of Exercise of Executive Stock Option

I hereby exercise the executive stock option granted to me by Delavan Bancshares, Inc. ("Company"), pursuant to the Executive Stock Option Agreement dated April 30, 2013 with respect to the following number of shares of Company common stock, par value $1.00 per share ("Common Stock").

Number of shares of Common Stock
to be purchased

Option price per share                      $38.50

Total purchase price                $

A check is enclosed payable to Company for the purchase price. Please have the certificate or certificates representing the purchased shares registered in the following names or names and sent to                                             .

Dated:

Signature:
Print Name: